UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 10/A
                                 Amendment No. 1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                               MEDBOOK WORLD, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              27-1397396
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            2629 Regent Road
          Carlsbad, California                                      92010
(Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code: (858) 775-2588

                                   Copies to:
                             Daniel C. Masters, Esq.
                                  P. O. Box 66
                               La Jolla, CA 92038
                              (858) 459-1133 - Tel
                              (858) 459-1103 - Fax

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:
                        Common Stock - $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

ITEM 1. DESCRIPTION OF BUSINESS

BACKGROUND OF THE ISSUER AND ITS PREDECESSOR

     MedBook World, Inc. ("the Company" or "the Issuer" or "Journal") was organized under the laws of the State of Nevada on November 17, 2009 as part of the implementation of the Chapter 11 plan of reorganization of AP Corporate Services, Inc. ("AP").

     AP was incorporated in the State of Nevada in 1997 and was formed to provide a variety of services to small, entrepreneurial businesses. These services included business planning, market research, accounting advice, incorporation and resident agent services. Between 1997 and 1999 AP's business focus changed. In addition to providing business services, AP began to own and develop businesses related to the medical professions. In 1999 AP organized MedBook World, LLC with the intent of offering and selling medical books through mail order catalogues and on line. Agreements were entered with various publishers and wholesalers establishing MedBook as a book retailer, but relatively few books were actually sold and all sales agreements terminated prior to AP's bankruptcy filing in 2008. Progress in developing the business was slow because most of AP's financial resources were directed at maintaining another subsidiary, Radiology.com, Inc., a Virginia based MRI center. Radiology.com had a significant patient flow and gross revenues but also large loses. Ultimately these losses led to the bankruptcy of AP, to AP's inability to fully develop the business of MedBook World, and to AP's loss of its interests in Radiology.com in the bankruptcy.

     AP filed for Chapter 11 Bankruptcy in September 2008 in the U.S. Bankruptcy Court for the Central District of California. AP's plan of reorganization was confirmed by the Court and became effective on January 4, 2009. This plan of reorganization provided, among other things, for the incorporation of the Issuer so that shares in it could be distributed to the bankruptcy creditors. The plan also provided for the transfer to the Issuer of any interest which AP and/or MedBook World LLC had in the development of a mail order and on line medical bookseller. The plan of reorganization also required the Issuer to issue 1,085,000 shares of its common stock and distribute these to AP's general unsecured creditors, to its administrative creditors, and to its shareholders. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. As stated in the Plan of Reorganization ordered by the Court, these shares were issued "to enhance the distribution to creditors," i.e. to enhance their opportunity to recover the losses they sustained in the AP bankruptcy. To this end, AP, by and through its President, agreed "to use its best efforts to have the shares... publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the creditors" (from the Court approved "Disclosure Statement" describing the Plan of Reorganization). The present filing is a result of this commitment. Subsequent to the effectiveness of the plan of reorganization the Company issued 10,000,000 restricted shares to its President, Kenneth Barton, at par value ($0.0001) for total consideration of $1,000.

DESCRIPTION OF CURRENT BUSINESS

     The Company's two officers and directors (there are no plans for additional officers or directors) have determined that the Company lacks the resources to properly develop the business of selling medical books and publications through mail order catalogues and on line. Therefore, the Company's two officers and directors have determined to seek a merger or an acquisition with a larger, better capitalized entity which will accomplish the plan as ordered by the
Court: "to enhance the distribution to creditors" and bring greater value to our shareholders. Therefore, as of the date hereof, the Company can be defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets. As a shell company, our purpose at this time, described more fully below, is to negotiate a business agreement or combination with a larger entity which will bring greater value to our shareholders. As of the date hereof, we have not identified any potential merger or acquisition partner.

     The Company's two officers and directors (there are no plans for additional officers or directors) believe that a potential merger or acquisition target will be a business which seeks the benefits of our shareholder base or status as a reporting issuer. The Company's two officers and directors will not restrict its search to any specific industry or geographical location. The Company's two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our discretion to search for and enter into potential business opportunities.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky due to general economic conditions, rapid changes in the business environment, and shortages of available capital. The Company's two officers and directors believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act, but this is by no means certain.

     It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. The Company's two officers and directors, Kenneth Barton and Anthony Turnbull, have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers and directors of the Company when the obligation is incurred. These officers have not, as of the date hereof, set a maximum dollar amount that they are willing to provide to the Company.

     It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, the Company's two officers and directors will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which the two officers and directors have for repayment of these loans will be from a prospective merger or acquisition candidate.

ACQUISITION OF OPPORTUNITIES

     The two officers and directors of the Company (there are no plans for additional officers or directors) will seek out business combination opportunities through their personal business contacts. Our President regularly attends meetings of the National Investment Banking Association, the Southern California Investment Association, the Los Angeles Venture Association, and similar groups where businesses seeking to expand and investors and related professionals (e.g. consultants, accountants, and attorneys) meet in hopes of working together. The two officers and directors of the Company will not be limited in their search to these groups but believe that these groups will provide a networking platform from which to seek business combination opportunities.

     In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present two officers and directors and the shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our two directors may, as part of the terms of the acquisition or merger, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in the Company.

     It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     It is our present intent that we will not submit a potential merger, acquisition, or similar reorganization to our shareholders for approval. We are incorporated under the laws of Delaware and Delaware's General Corporation Law,
Section 228, provides that "...any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted..." Delaware's General Corporation Law, Section 228, also provides that "Prompt notice of the taking of the corporate action without a meeting... shall be given to those stockholders or members who have not consented in writing..."

     Our President, Kenneth Barton, owns 89.7% of our issued and outstanding shares of stock; thus his written consent to a potential merger or acquisition constitutes more than the minimum number of votes necessary to authorize such a reorganization under Delaware law. Prompt notice of any such action will be filed with the Securities and Exchange Commission on Form 8-K and also on Forms PREM14C and DEFM14C and copies of these filings will be sent by first class mail, postage pre-paid, to each of our shareholders.

     Our present intent is that we will not enter into a business combination agreement with an entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10.

     We do not intend to hire an investment banker, a business broker, or a similar professional specializing in business acquisitions. Once a potential acquisition has been identified we do intend to hire an attorney experienced in business acquisitions to prepare or review the merger or acquisition agreements and documents. Because we have no capital with which to pay legal fees our President, Kenneth Barton, has agreed to pay these fees with personal funds, as an interest free loan to the Company or as a capital contribution. However, this is a voluntary agreement; Mr. Barton is not contractually obligated to pay this expense.

ACCOUNTING IN THE EVENT OF A BUSINESS COMBINATION

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards "SFAS" No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles is more than its fair value. Goodwill is the excess of the acquisition costs of the acquired entity over the fair value of the identifiable net assets acquired. The Company is required to test goodwill and intangible assets that are determined to have an indefinite life for impairments at least annually. The provisions of SFAS No. 142 require the completion of an annual impairment test with any impairment recognized in current earnings. The provisions of SFAS No. 141 and SFAS No. 142 may be applicable to any business combination that we may enter into in the future.

     FASB Statement No. 141, Business Combinations was revised effective July 1, 2007. This revised Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement's scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting--the acquisition method--to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

     We have also been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

REPORTING ISSUER STATUS

     The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences. Only those companies that report their current financial information to the Securities and Exchange Commission, banking, or insurance regulators are permitted to be quoted on the OTC Bulletin Board System.

     Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see "Risk Factors"). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

     A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

     Our stock will likely be deemed a "penny stock."

ITEM 1A. RISK FACTORS

     Our business is subject to numerous risk factors, including the following:

1.   We have no operating history and no revenues or earnings from operations.

     We have no assets. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business entity. There is no assurance that we can identify such a business entity and consummate such an agreement or combination.

2.   We may not be able to continue to operate as a going concern.

     Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues, cash reserves, or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

3.   Our proposed plan of operation is speculative.

     The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business opportunity which we identify, if any is identified. While our two officers and directors intend to seek business agreement(s) or combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business agreement or combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

4.   We face intense competition for business combination opportunities.

     We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

5. We have no agreements for a business combination or licensing transaction and have established no standards for such transactions.

     We have no arrangement, agreement or understanding with respect to entering into an agreement or engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business transaction. Our two officers and directors have not identified any particular business for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business transaction in any form with such business opportunity. Accordingly, we may enter into a business agreement or a business combination with a business having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

6. Our success is dependent on our two officers and directors who have other full time employment, have limited experience, and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

     Kenneth Barton is the President and Chief Executive Officer of the Issuer, and Anthony Turnbull is the Secretary and Treasurer and Chief Financial Officer of the Issuer. These are the only offices and directors of the Company. Both Mr. Barton and Mr. Turnbull will serve without pay while maintaining other employment. As of the date hereof, each is devoting no more than one hour per week to the affairs of the Company, however, both expect to spend approximately five hours per week on the affairs of the Company and the search for a suitable merger or acquisition partner after the effectiveness of this registration statement. Notwithstanding the limited availability of our two officers, loss of the services of either officer would adversely affect development of our business and its likelihood of continuing in operation.

7. Our two officers and directors have limited experience in mergers and acquisitions, which makes our ability to complete a successful merger or acquisition more uncertain.

     Although our President, Kenneth Barton, has experience in business reorganizations, and our Secretary/Treasurer, Anthony Turnbull, has experience in financial and accounting integration of acquisitions, neither has direct experience in negotiating mergers and acquisitions. This lack of direct experience makes our ability to complete a successful merger or acquisition more uncertain.

8. Our two officers and directors may have a conflict of interest in selecting a merger or acquisition target because of loans they may make to our Company.

     As noted above, the Company's two officers and directors have agreed that they will pay the Company's anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. If they make interest free loans to the Company, the only opportunity they will have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest in selecting a merger candidate as the officers may prefer a candidate which will repay their loans over one which will not.

9. The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

10. An acquisition could create a situation wherein we would be required to register under The Investment Company Act of 1940 and thus be required to incur substantial additional costs and expenses.

     Although we will be subject to regulation under the 1934 Act, our two officers and directors believe the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

11. A merger, acquisition, or similar agreement would most likely be exclusive, resulting in a lack of diversification.

     Our two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

12. Our two officers/directors most likely will not remain after we complete a business combination or will have little power to influence the direction of business development.

     A business combination will, in all likelihood, result in management of the acquired business determining the timing and funding of our development. Our two officers and directors will have little to do except monitor business activity, if they remain in management at all. A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our two officers and directors to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or both present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

13. If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

     If we enter a business combination with a private concern, that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

14. As a shell company, we face substantial additional adverse business and legal consequences if we enter a business combination.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, conditions and restrictions imposed by underwriters, and the costs to comply with various state ("Blue Sky") securities laws.

     On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition and the Form 8-K filing may be reviewed by the Securities and Exchange Commission. The prospects of certain disclosures, or the lack of the ability to issue securities using a Form S-8, or the requirement of audited financial statements, or the unwillingness to assume the significant costs of compliance, may make an otherwise appropriate acquisition target unwilling to enter a business combination with us.

15. The requirement of audited financial statements may disqualify some business opportunities seeking a business combination with us.

     Our two officers and directors believe that any potential business combination opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

16. One of our officers is also our principal shareholder and he will be able to approve all corporate actions without shareholder consent and will control our Company.

     Our principal shareholder, Kenneth Barton, currently owns approximately 89.7% of our Common Stock. Because of this, he will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now the Company's President and one of its two officers and directors. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact corporate business requiring shareholder approval, including approval of the acquisition of, or merger with, an operating company, by written consent, without soliciting the votes of other shareholders.

17. Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

     There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or in any other trading system in the future.

     There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

     Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

18. If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

     The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

19. Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "blank check" company.

     There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

     Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

     Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of $.0001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

        (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

        (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

        (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

        (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

        (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

     Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

          Alaska             Nevada              Tennessee
          Arkansas           New Mexico          Texas
          California         Ohio                Utah
          Delaware           Oklahoma            Vermont
          Florida            Oregon              Washington
          Georgia            Pennsylvania
          Idaho              Rhode Island
          Indiana            South Carolina
          Nebraska           South Dakota

     Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

     We do not have any legal opinions as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company. We have never filed a registration statement under the Securities Act of 1933, as amended.

     If we are later determined to be a so-called "blank check" company, it would be necessary for the Company to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended or under Title 11 of the U.S. Code. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

     The Company's officers, directors and majority shareholder have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

20. Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Company was organized on November 17, 2009 and therefore no significant historical financial information exists. The Company's statement of operations for the period from November 17, 2009 (inception) through November 30, 2009 reflects the following:

                                                 2009
                                               -------
                        Revenues               $     0
                        Expenses                 1,015
                                               -------
                        Profit (Loss)          $(1,015)
                                               =======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1) Liquidity: The Company had no cash and no liquid instruments at November 30, 2009. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no cash with which to pay these anticipated expenses, the two officers and directors of the Company have agreed to pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, this is a voluntary agreement; our two officers and directors are not contractually obligated to pay these expenses. No loans have been made as of the date hereof.

     2) Capital Resources: As noted above, the Company has no capital resources but will rely upon interest free loans or capital contributions from our two officers and directors to meet its needs.

     3) Results of Operations: As noted above, the Company was recently organized and has conducted no operations other than organizational efforts and the preparation of this Form 10 and the audit of its financial statements.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Our two officers and directors have agreed to extend loans to the Company as needed to meet obligations, however these will be interest free. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

     We presently utilize minimal office space at 2629 Regent Road, Carlsbad, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a merger, acquisition or other business combination. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Security Ownership of Certain Beneficial Owners.

     The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five (5%) percent of the Company.

                           Name and                  Amount and
                          Address of                 Nature of
                          Beneficial                 Beneficial     Percent
     Title of Class         Owner                      Owner        of Class
     --------------         -----                      -----        --------

     Common              Kenneth Barton             10,000,000       89.69%
                         2629 Regent Road
                         Carlsbad, CA 92010


The remaining 1,150,000 shares of the Company's outstanding common stock are held by 96 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company's common shares. There are, as of the date hereof, a total of 11,150,000 common shares issued and outstanding and no preferred shares issued or outstanding.

     (b) Security Ownership of Management.

     The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

                           Name and                  Amount and
                          Address of                 Nature of
                          Beneficial                 Beneficial     Percent
     Title of Class         Owner                      Owner        of Class
     --------------         -----                      -----        --------

     Common              Kenneth Barton             10,000,000       89.69%
                         2629 Regent Road
                         Carlsbad, CA 92010

     Common              Anthony Turnbull                7,500        0.07%
                         1640 10th Avenue, #306
                         San Diego, CA 92101

     Common              All Officers and           10,007,500       89.76%
                         Directors as a Group
                         (two [2] individuals)

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

          Name                Age                   Position
          ----                ---                   --------

      Kenneth Barton           45            President/Director

      Anthony Turnbull         65            Secretary/Treasurer/Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

     Kenneth Barton, age 45, has been the President and CEO of the Issuer since its incorporation. He is a Mechanical Engineer and since the beginning of 2009 he has acted as an independent consultant performing technical analysis and due diligence assessments of emerging technologies for investors. In 2008 he assisted with the corporate restructuring of a project management company in Bangalore, India, recruiting department heads for HVAC and civil, structural, and electrical engineering. In 2006 and 2007 he served as Senior Systems Engineer at Novo Engineering in Carlsbad, California. From 2001 to 2006 he was an engineer with Systems Machines Automation Corporation, and from 1999 to 2001 he was employed as a manufacturing engineer at Woodside Biomedical, Inc. Prior engineering employers include Callaway Golf, General Atomics, and General Dynamics Space Systems. He received his BSME degree from the University of California at San Diego.

     Anthony Turnbull, age 65, has been the Secretary, Treasurer and CFO of the Issuer since its incorporation. He holds an MBA and is a CPA with experience in financial management, manufacturing accounting, management reporting, payroll, and taxation. Since 2007 he has been CFO of KOJO Worldwide a $52,000,000 upholstery and bedding manufacturing company selling to major hotels in the US and Mexico. In 2006 - 2007 he was CFO of Countryside Hospice Care, a hospice company with branches in Georgia and Alabama, and in 2004 - 2005 he was CFO of Prolong Super Lubricants, an $8,000,000 manufacturing company. From 2001 to 2004 he was Vice President Finance of Molecular Imaging Corporation, a $21,000,000 molecular imaging service company serving more than 75 hospitals throughout the US. Prior to 2001 he served as CFO to Casa de las Campanas, McCain Traffic Supply, Inc., Ride Manufacturing, Inc. and Kuma Sport, Inc. He has also held accounting positions with Stauffer Chemicals, General Foods, Kraft Foods, Commonwealth Bank in Sydney, Australia and Midland Bank Limited in London, England.

OTHER OFFERINGS

     Neither of the directors and officers named above are currently directors or officers of any other publicly traded companies or SEC registrants and none have been involved with any other blank check or shell companies in the past.

CONFLICTS OF INTEREST

     As noted above, the Company's two officers and directors have agreed that they will pay the Company's anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. Our two officers believe that because they are shareholders their primary interest is in finding an acquisition candidate that will bring greater value to their shares and to all shareholders. However, to the extent they have made loans to the Company, the only opportunity which they have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest as the officers may prefer a merger candidate which will repay their loans over one which will not.

     Also as noted above, the Company's two officers and directors have other employment. These other businesses are not seeking mergers or acquisitions and have entirely different business plans from that of this Issuer. Consequently, there are no known potential conflicts of interest in these businesses, however there is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company's affairs, however our two officers and directors have stated that they will devote such time as they believe necessary to seeking out potential business combination targets for the Company, and they currently expect to devote approximately five hours per week to this search after this registration statement becomes effective.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. However, all directors may still individually take advantage of opportunities if the Company should decline to do so.

ITEM 6. EXECUTIVE COMPENSATION.

     Neither of our two officers and directors has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

     Neither of our two directors or officers will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a merger or acquisition for the Company.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our two officers and directors, and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed. There are no promoters except to the extent the President may be considered a promoter because of his involvement in the Company's incorporation and his investment of $1,000 in exchange for 10,000,000 shares of stock.

     The two officers and directors of the Company have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer and director of the Company when the obligation is incurred. All advances are interest-free and there is no contractual obligation requiring the two officers and directors to provide these funds.

ITEM 8. LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Price.

     There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

     For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders each holding 100 shares or more.

     Our two officers and directors intend to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the inability of the Company's securities to trade on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     (b) Holders.

     There are ninety-six (96) shareholders of record of the Company's Common Stock. Ninety-three (93) of these shareholders received their shares as a result of the bankruptcy of AP Corporate Services, Inc. In that case the Bankruptcy Court for the Central District of California ordered certain shares of the Company's stock to be distributed to the creditors of AP Corporate Services, Inc. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

     (c) Dividends.

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

     (d) Securities authorized for issuance under equity compensation plans.

     The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Securities issued in bankruptcy.

     1,085,000 shares of our common stock were distributed to 93 shareholders by order of the U.S. Bankruptcy Court for the Central District of California as part of the confirmed Plan of Reorganization of AP Corporate Services, Inc. (the "Debtor"). Plans for a business selling professional books and publications to the medical community were developed by the Debtor through an LLC subsidiary prior to the bankruptcy. The Court ordered the incorporation of the Issuer, the assignment to it of the plans to establish a publication retailer, and ordered the Issuer's securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors' opportunity for recovery.

     5,000,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.

     The issuance of the 1,085,000 shares of common stock and the 5,000,000 warrants to purchase a total of 5,000,000 shares of common stock were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S.
Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

     (b) Securities issued in a private placement.

     On November 17, 2009 the Company issued 10,065,000 restricted shares of its common stock to its two officers and its attorney (10,000,000 shares to its President, Kenneth Barton, 10,000 shares to its Secretary, Anthony Turnbull, and 55,000 shares to its attorney, Daniel Masters, all at par value (0.0001 per share) for total consideration of $1,007. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that
Section 4(2) was available because:

     - The issuance involved no underwriter, underwriting discounts or commissions;
     -    We placed restrictive legends on all certificates issued;
     -    No sales were made by general solicitation or advertising;
     -    Sales were made only to accredited investors.

     In connection with the above transactions, we provided the following to the investor:

     -    Access to all our books and records.
     - Access to all material contracts and documents relating to our operations.
     - The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 11,150,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to January 4, 2014.

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     In addition to the 11,150,000 Common Shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 1,000,000 "A Warrants" each convertible in to one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible in to one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible in to one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible in to one share of common stock at an exercise price of $5.00. All of the warrants are currently exercisable; they will expire if unexercised on January 4, 2014 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of AP Corporate Services, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of AP Corporate Services. The warrants were distributed under an exemption from registration provided by
Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The Company's audited financial statements are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     The Company's audited financial statements as of November 30, 2009 are filed herewith.

     Exhibit:

     3.1      Articles of Incorporation          Filed herewith

     3.2      Bylaws                             Filed herewith

     4.1      Form of "A" Warrant Agreement      Filed herewith

     4.2      Form of "B" Warrant Agreement      Filed herewith

     4.3      Form of "C" Warrant Agreement      Filed herewith

     4.4      Form of "D" Warrant Agreement      Filed herewith

     4.5      Form of "E" Warrant Agreement      Filed herewith

     23.1     Consent of Stan J. H. Lee, CPA     Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 13, 2010                     MEDBOOK WORLD, INC.


                                           By: /s/ Kenneth Barton
                                               ---------------------------------
                                               Kenneth Barton
                                               President, CEO and Director


                                           By: /s/ Anthony Turnbull
                                               ---------------------------------
                                               Anthony Turnbull
                                               CFO, Secretary, and Director

                               MEDBOOK WORLD, INC.

                                FINANCIAL REPORT

                                November 30, 2009

CONTENTS

     Independent Auditors' Report
     Balance Sheet - Assets and Liabilities and Stockholders' Equity Statement of Operations
     Statement of Changes in Stockholders' Equity
     Statement of Cash Flows
     Notes to Financial Statements

                               Stan J.H. Lee, CPA
             2160 North Central Rd. Suite 203 * Fort Lee * NJ 07024
                        P.O. Box 436402 * San Ysidro * CA
                                   92143-9402
             619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
MEDBOOK WORLD, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of MedBook World, Inc. (A Development Stage Company, the "Company") as of November 30, 2009 and the related statements of operations, changes in shareholders' equity and cash flows for the period from November 17, 2009 (inception) through November 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MedBook World, Inc. as of November 30, 2009, and the result of its operations and its cash flows for the period from November 17, 2009 (inception) through November 30, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
January 11, 2010
Fort Lee, NJ


      Registered with the Public Company Accounting Oversight Board

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                November 30, 2009

                                                                      As of
                                                                  Nov. 30, 2009
                                                                  -------------
ASSETS

Assets
  Cash                                                              $     --
                                                                    --------

      TOTAL ASSETS                                                  $     --
                                                                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

      TOTAL LIABILITIES                                             $     --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.0001 par value:
    100,000,000 shares authorized,
    11,150,000 shares issued and outstanding
    as of November 30, 2009                                            1,115
  Preferred stock, $0.0001 par value:
    20,000,000 shares authorized,
    no shares issued and outstanding
    as of November 30, 2009                                               --
  Deficit accumulated during the development sate                     (1,115)
                                                                    --------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                --
                                                                    --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $     --
                                                                    ========

                        See Notes to Financial Statements

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                November 30, 2009

                                                               Period From
                                                              Nov. 17, 2009
                                                             (Inception) to
                                                              Nov. 30, 2009
                                                              -------------

REVENUE                                                       $         --
                                                              ------------
Total Revenue                                                           --

EXPENSES
  Professional Exps                                                  1,115
  General & Admin Exps
                                                              ------------
Operating Expense                                                    1,115
                                                              ------------

OPERATING INCOME (LOSS)                                             (1,115)

OTHER INCOME (EXPENSE)

Current Income Tax                                                      --
Income Tax Benefit                                                      --
                                                              ------------

NET INCOME (LOSS)                                                   (1,115)
                                                              ============

Basic & Diluted (Loss) per Share                                     (0.00)
                                                              ------------
Weighted average number of common shares
 outstanding                                                    11,150,000


                        See Notes to Financial Statements

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  From inception Nov. 17, 2009 to Nov. 30, 2009

                                                                            Accumulated
                                                              Additional     During the        Total
                                       Common Stock            Paid-in      Development    Stockholders
                                   Shares         Amount       Capital         Stage          Equity
                                   ------         ------       -------         -----          ------
Common Stock Issued Per Court
 Order Nov 17, 2009              1,085,000       $   108       $     0       $      0        $    108

Common Stock Issued To
 Officers Nov 17, 2009          10,065,000         1,007             0                          1,007

Net loss for period
Ended Nov. 30, 2009                                                            (1,015)         (1,015)
                                ----------       -------       -------       --------        --------

Balance, Nov 30, 2009           11,150,000       $ 1,015             0         (1,015)       $     --
                                ==========       =======       =======       ========        ========


                        See Notes to Financial Statements

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                November 30, 2009

                                                                 Period From
                                                                 Nov 17, 2009
                                                               (inception) thru
                                                                 Nov 30, 2009
                                                                 ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                $(1,015)
                                                                   -------
  Adjustments to reconcile net income (loss)
   to net cash (used in) operations                                     --

  Changes in operating assets and liabilities                           --
                                                                   -------
NET CASH PROVIDED BY (USED IN) OPERATIONS                           (1,015)
                                                                   -------

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED BY INVESTING ACTIVITIES                               --
                                                                   -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issuance                                              1,015
                                                                   -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            1,015
                                                                   -------
NET INCREASE (DECREASE)                                             (1,015)
                                                                   -------
CASH BEGINNING OF PERIOD                                                --
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SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

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                        See Notes to Financial Statements

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2009


NOTE 1. NATURE AND BACKGROUND OF BUSINESS

MedBook World, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on November 17, 2009. The Company was established as part of the Chapter 11 reorganization of AP Corporate Services, Inc. ("AP"). Under AP's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and own any interest which AP had in the development of a mail order and on line medical bookseller; and (2) issue shares of its common stock to AP's general unsecured creditors, to its administrative creditors, and to its shareholders.

Management believes the Company lacks the resources to effectively develop such a bookseller on its own at this time and is therefore engaged in a search for a strategic business partner or a merger or acquisition partner with the resources to take the Company in a new direction and bring greater value to its shareholders. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-end.

b. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing the net loss by the weighted average number of common shares potentially outstanding, assuming that all outstanding warrants, options, etc. were exercised.

c. ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2009


e. REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

f. STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows the measurement of compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, the Company is required by SFAS 123 to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied.

g. INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

h. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2009


Management plans to seek a strategic partner to assist in the development of the book sales business, or a merger or acquisition partner with the resources to take the Company in a new direction and bring greater value to its shareholders. Management has yet to identify any of these and there is no guarantee that the Company will be able to identify such opportunities in the future.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of November 30, 2009, there were a total of 11,150,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 1,085,000 shares, took place on November 17, 2009 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. ("AP"). The Court ordered the distribution of shares in MedBook World, Inc. to all general unsecured creditors of AP, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all shareholders of AP, with these shareholders to receive their PRO RATA share (according to number of shares held) of a pool of 5,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all administrative creditors of AP, with these creditors to receive one share of common stock in the Company for each $0.10 of AP's administrative debt which they held.

The Court also ordered the distribution of warrants in the Company to all administrative creditors of AP, with these creditors to receive five warrants in the Company for each $0.10 of AP's administrative debt which they held. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. This warrant distribution also took place on November 17, 2009.

Also on November 17, 2009 the Officers of the Company and the Company's counsel acquired a total of 10,065,000 common shares from the Issuer in a private placement. The shares were purchased at par value, which is $0.0001 per share.

As a result of these issuances there were a total 11,150,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at November 30, 2009.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of November 30, 2009 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

                               MEDBOOK WORLD, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2009


NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on November 17, 2009.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. WARRANTS AND OPTIONS

On November 17, 2009 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company's common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. ("AP") to the administrative creditors of AP. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. As of the date of this report, no warrants have been exercised.

The fair value of these warrants was estimated at the date of the Company's inception, November 17, 2009, which was also the date of the grant, using the Black-Scholes Option Pricing Model with current value of the stock at $0.0001 (par value) since there is no market for the stock at the time; dividend yield of 0%; risk-free interest rate of 2.16% (5 year Treasury Note rate at the issue date); and expiration date of 4.13 years. Since the stock does not trade, and since its par value is $0.0001, the fair value of the warrants came out to be zero.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended November 30, 2009.

NOTE 9. SUBSEQUENT EVENTS

There are no events subsequent to November 30, 2009 to report.